THIS WARRANT AND THE CHARGES OF COMMON STOCK ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY REGISTRATION UNDER SUCH SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

                                STOCK PURCHASE WARRANT

    This WARRANT is issued this 29th day of May, 1992, by CCS TECHNOLOGY GROUP, INC., a Florida corporation (the "Company"), to SIRROM CAPITAL, L.P., a Tennessee limited partnership (SIRROM CAPITAL, L.P. and any subsequent assignee or transferee hereof are hereinafter referred to collectively as "Holder" or "Holders").

    1. Issuance of Warrant; Term. For and in consideration of SIRROM CAPITAL, L.P. making a loan to the company in an amount of $1,000,000 pursuant to the terms of a secured promissory note and related loan and security agreement, each dated the date hereof (respectively, the "Note" and the "Loan Agreement"), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to Holder the right to purchase (i) Fifteen Thousand (15,000) shares of the Company's Common Stock, $.01 par value (the "Common Stock"), plus (ii) an additional One Thousand (1,000) Shares of Common Stock for each full calendar month the obligations of the Company remain outstanding under the Loan Agreement up to a total of Fifteen Thousand (15,000) additional shares. The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares." This Warrant shall be exercisable at any time and from time to time from the date hereof until May 29, 1997.

    2. Exercise Price. The exercise price per share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be $.01.

    3. Exercise. This Warrant may be exercised by the Holder hereof (but only on the conditions hereinafter set forth) as to all or any increment or increments of the Shares upon delivery of written notice of intent to exercise to the Company at the following address: 900 Winderley Place, Maitland, Florida 32751 or such other address as the company shall designate in a written notice to the Holder hereof, together with this Warrant and a certified or cashier's check payable to the Company for the aggregate purchase price of the Shares so purchased. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within 15 days thereafter, execute and deliver to the Holder of this Warrant a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by such Holder. If this Warrant shall be exercised with respect to less than all of the Shares, the Holder shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new warrant shall in all other respects be identical to this Warrant. The Company covenants and agrees that it will pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of this Warrant or the issuance of any Shares upon exercise of this Warrant; provided, however, that the Company shall have no liability for any state or federal income taxes which may be payable by Holder upon income recognized by Holder as a result of the exercise of this Warrant.

    4. Covenants and Conditions. The above provisions are subject to the following:

              (a) Neither this Warrant nor the Shares have been registered under the "Securities Act") or any state securities laws ("Blue Sky Laws"). This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or (ii) an opinion of counsel reasonably satisfactory to the Company that registration is not required under the Securities Act or under any applicable Blue Sky Laws. Transfer of the Shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant and the certificates representing such Shares shall bear substantially the following legend:

              THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR
              (ii) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY REGISTRATION UNDER SUCH SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

              (b) The Company covenants and agrees that all Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable. The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

         5. Transfer of Warrant. Subject to the provisions of Paragraph 4, this Warrant may be transferred, in whole or in part, to any person or business entity, by presentation of the Warrant to the Company with written instructions for such transfer and by the execution by such transferee of an investment letter in a form reasonably satisfactory to the Company. Upon such presentation for transfer and receipt of such investment letter, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions. The Company shall pay all expenses in connection with the preparation, issuance and delivery of Warrants under this Paragraph; provided, however, that the Holder shall reimburse the Company for any out-of-pocket expenses incurred by the Company in connection with such issuance.

         6. Warrant Holder Not Shareholder; Rights Offering. This Warrant does not confer upon the Holder hereof, as such, any right whatsoever as a shareholder of the Company. Notwithstanding the foregoing, in the event the Company should offer to all of the Company's shareholders the right to purchase any securities of the Company, then all shares of Common Stock that are subject to this Warrant shall be deemed to be outstanding and owned by the Holder as of the subscription date and the Holder shall be entitled to participate in such rights offering as if it were a shareholder.

         7.   Adjustment Upon Changes In Stock.

              (a) If all or any portion of this Warrant shall be exercised subsequently to any stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation of the Company occurring after the date hereof, as a result of which shares of any class shall be issued in respect of outstanding shares of Common Stock (or shall be issuable in respect of securities convertible into shares of Common Stock) or upon exercise of rights or options (other than this Warrant) to purchase shares of Common Stock or shares of such Common Stock shall be changed into the same or a different number of shares of the same or another class or classes, the Holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which such Holder would have received if this Warrant had been exercised immediately prior to such stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation (or the record date, if any, for such transaction or event). If any adjustment under this Paragraph 7 would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next lower whole number of shares, rounding all fractions downward. Whenever there shall be an adjustment pursuant to this Paragraph 7, the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

              (b) In the event of a merger, consolidation, recapitalization, combination or exchange of shares occurring after the date hereof pursuant to which the Company is not the surviving entity, the Company covenants that it will use its best efforts to obtain from the acquiring entity, as a condition to the closing of such transaction or event, the right for the Holder to exchange this Warrant, at its sole option and in lieu of exercise hereof, for a warrant to purchase shares of the acquiring entity. The period of exercise of such new warrant shall be equal to the remaining duration of the exercise period of this Warrant and shall permit the Holder to purchase that number of shares or other consideration of the acquiring entity which the Holder would be entitled to receive as a result of such merger, consolidation, recapitalization, combination or exchange of shares if this Warrant had been exercised immediately prior to such merger, consolidation, recapitalization, combination or exchange of shares (or the record date, if any, for such transaction or event) for the same aggregate exercise price as provided for this Warrant.

              (c) To the extent the Warrant has not been fully exercised, then in the event of any proposed transaction or event contemplated in
         Section 7(b), if, after the Company has used its best efforts to obtain a new warrant as set forth in Section 7(b), and if the acquiring entity indicates that the Warrant must be exercised, then in that case, immediately prior to said closing, the Holder shall exercise the Warrant in its entirety.

              (d) In the event the Warrant has been fully exercised prior to the closing of a transaction or event contemplated in Section 7(b), and the acquiring entity proposes to acquire not less than 100% of the outstanding stock in the Company, then and in such event, the Holder shall vote the Shares in the same manner as a majority of the remaining shares of common stock in the Company are voted on any such proposal which may be submitted to the shareholders of the Company.

    8.   Registration.

              (a) The Company and the holders of the Shares agree that if at any time after the date hereof the Company shall propose to file a registration statement with respect to any of its Common Stock on a form suitable for a secondary offering, it will give notice in writing to such effect to the registered holders of the Warrant and the Shares at least 30 days prior to such filing, and, at the written request of any such registered holder, made within 10 days after the receipt of such notice, will include therein at the Company's costs and expense (except for the fees and expenses of counsel to such holders and underwriting discounts, commissions, and filing fees, attributable to the Shares included therein) such of the Shares as such holders shall request; provided, however, that if the offering being registered by the Company is underwritten and if no other outstanding Common Stock is offered thereby by a person or entity other than the Company and if the representative of the underwriters certifies in writing that the inclusion therein of the Shares would materially and adversely affect the sale of the securities to be sold by the Company thereunder, the Shares shall not be included in such registration statement or such registration statement shall include only so many shares as will not have such an effect.

         The Company, at its own expense, will cause the prospectus included in such registration statement to meet the requirements of the Securities Act for a period of at least nine months after the effective date of such registration statement.

              (b) At the time any registration statement filed in accordance with the provisions of Paragraph 8(a) above becomes effective, and at the effective date of any post effective amendment thereto, the Company will, at its own expense, furnish thereto, the Company will, at its own expense furnish to the holders of the shares included in such registration statement pursuant to this Paragraph 8, an opinion of the Company's counsel to the effect that the registration statement and the prospectus contained therein, and each amendment or supplement thereto, as of their respective effective issue dates, comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder.

              Such counsel shall also state that no facts have come to the attention of such counsel which cause them to believe that such registration statement, the prospectus contained therein, or any amendment or supplement thereto, as of their respective effective or issue dates, contains any untrue statement of any material fact or omits to state any material fact necessary to make the statements therein not misleading (except that no statement need be made with respect to any financial statements, notes thereto or other financial data or other expertized material contained therein).

              If for any reason the Company's counsel is unable to make such a statement and unless the representative of the underwriters directs otherwise, the Company shall so notify the holders of the Shares and shall use its best efforts to remove expeditiously all impediments to the rendering of such opinion.

              (c) The Company shall promptly notify the participating holders of Shares of the occurrence of any event as a result of which any current prospectus included in a registration statement filed pursuant to this Paragraph 8 includes any misstatement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

              (d) The Company's obligations under Paragraph 8(a) with respect to each holder of Shares are expressly conditioned upon such holder's furnishing to the Company in writing such information concerning such holder and the terms of such holder's proposed offering as the Company or representative of the underwriters shall reasonably request for inclusion in the registration statement. If any registration statement including any of the Shares is filed, the Company shall indemnify each holder thereof (and each underwriter for such holder and each person, if any, who controls such underwriter within the meaning of the Securities Act) from any loss, claim, damage or liability arising out of or based upon any untrue statement of a material fact contained in such registration statement or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except for any such statement or omission based on information furnished in writing by such holder of the shares expressly for use in connection with such registration statement; and such holder shall indemnify the Company (and each of its officers and directors who has signed such registration statement, each director, each person, if any, who controls the Company within the meaning of the Securities Act, each underwriter for the Company and each person, if any, who controls such underwriter within the meaning of the Securities Act) and each other such holder against any loss, claim, damage or liability arising from any such statement or omission which was made in reliance upon information furnished in writing to the Company by such holder of the shares expressly for use in connection with such registration statement.

              (e) The Company shall have no obligation to register the Shares if at the time a request to register such Shares is made pursuant to this Section 8, the holder of the Shares could otherwise sell such Shares pursuant to Rule 144 under the Securities Act.

    9.   Certain Notices.  In case at any time the Company shall propose to:

         (a)  declare any cash dividend upon its Common Stock;

         (b) declare any dividend upon its Common Stock payable in stock or make any special dividend other distribution to the holders of its Common Stock;

         (c) offer for subscription to the holders of any shares of its Common Stock or otherwise issue, or enter into an agreement providing for the issuance of, any additional shares of stock of any class or other rights;

         (d) reorganize, or reclassify the capital stock of the Company, or consolidate, merge or otherwise combine with, or sell of all or substantially all of its assets to, another corporation; or

         (e) voluntarily or involuntarily dissolve, liquidate or wind up the affairs of the Company;

then, in any one or more of said cases, the Company shall give, by certified or registered mail, (i) at least 20 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Any notice required by clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and any notice required by clause (ii) shall specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

    IN WITNESS WHEREOF, parties hereto have set their hands as of the date first above written.


                                       CCS TECHNOLOGY GROUP, INC.

                                       By:    /s/ Edward A. Hargroves
                                              ----------------------------
                                       Title: President
                                              ----------------------------

                                       SIRROM CAPITAL, L.P.

                                       By:   SIRROM CORPORATION
                                                    Its General Partner

                                       By:  /s/ George M. Miller, II
                                            ------------------------------
                                                  George M. Miller, II
                                                  Vice President

                                       May 28, 1997



PySys International, Inc.
900 Winderly Place
Maitland Florida  32751
Attention: Michael R. Vandiver


    Re: Amendment to that Certain Loan Agreement dated May 29, 1992 (the "Loan Agreement"), by and between Sirrom Capital, L.P. ("Sirrom") and CCS Technology Group, Inc. (Borrower")

Dear Mr. Vandiver:

    The purpose of this letter is to confirm an amendment to the Loan Agreement and the Loan Documents. Capitalized terms not otherwise defined shall have the meanings set forth in the Loan Agreement. Specifically, we have agreed to amend the Loan Documents as follows:

    1. CCS Technology Group, Inc. has changed its name to PaySys International, Inc.

    2.   Sirrom Capital Corporation is the successor to Sirrom Capital, L.P.

    3. Sirrom Capital Corporation has assigned its interest in the Secured Promissory Note dated May 29, 1992, executed by CCS Technology Group, Inc. in favor of Sirrom Capital, LP (the "Note"), the Stock Purchase Warrant between CCS Technology Group, Inc. and Sirrom Capital, L.P. (the "Warrant"), and the other Loan Documents to Sirrom Investments, Inc.

    4.   The Note is amended as follows:

         Principal shall be paid as follows: $100,000 shall be due and payable on June 2, 1997 and $900,000 shall be due and payable on September 1, 1997. The maturity date as defined in the Note shall be September 1, 1997.

    5. The Warrant is amended to provide that it shall be exercisable until September 30, 1997.

    If you find that the foregoing adequately sets forth your understanding and agreement with respect to the above, please execute this Letter Agreement where indicated below.


                                       Sincerely,

                                       SIRROM INVESTMENTS, INC. (assignee of
                                       Sirrom Capital Corporation, the successor of Sirrom Capital, L.P.)


                                       By: ____________________________________
                                       Title: __________________________________


Accepted and agreed to as of
May 28, 1997.


PAYSYS INTERNATIONAL, INC.
(formerly CCS Technology
Group, Inc.


By:      /s/ Michael R. Vandiver
         ----------------------------
Title:   Controller
         ----------------------------